                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) SEPTEMBER 7, 2001
                                                        -----------------

                                FERRO CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              OHIO                       1-584                  34-0217820
-------------------------------       ------------          ------------------
(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation)                        File Number)          Identification No.)

1000 LAKESIDE AVENUE, CLEVELAND, OH                              44114-1183
-----------------------------------                              ----------
(Address of Principal Executive Office)                          (Zip Code)


Registrant's telephone number, including area code   (216) 641-8580
                                                     --------------


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


EXPLANATORY NOTE : Pursuant to Item 7(a) (4) of Form 8-K, this Current Report on Form 8-K/A amends the Registrant's Current Report on Form 8-K for the event dated September 7, 2001, as filed on September 21, 2001, to include the historical financial statements and pro forma financial information required by
Item 7(a) and (b).

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

As reported in its Current Report on Form 8-K filed on September 21, 2001, on September 7, 2001, Ferro Corporation (the "Company" or the "Registrant") acquired from OM Group, Inc. ("OMG") certain businesses previously owned by dmc(2) Degussa Metals Catalysts Cerdec AG ("dmc(2)") pursuant to an agreement to purchase certain assets of dmc(2) and certain of its subsidiaries and shares of other subsidiaries. The businesses acquired include the electronic materials, performance pigments and colours, glass systems and Cerdec ceramics divisions of dmc(2) (the "Businesses"). The Company paid to OMG in cash a purchase price for these businesses of approximately $525 million, which was determined on the basis of historical cash flows, applying appropriate multiples, taking into account expected synergies between the Company's existing businesses and the acquired businesses.

The acquired assets include shares of subsidiary companies, property, plant, equipment, intellectual property, accounts receivable and payable, inventory and corporate assets of the acquired dmc(2) business divisions in more than nineteen countries. The Company intends to use the acquired assets to continue designing, manufacturing and distributing electronic materials, performance pigments, glass systems and Cerdec ceramics products.

The Company financed this transaction through the consummation of two senior credit facilities among the Company, Credit Suisse First Boston and National City Bank as lead arrangers and other members of a bank group.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Financial Statements of Business Acquired.

The following financial statements of the acquired businesses are filed as part of this Current Report on Form 8-K/A:

   (1) Combined Balance Sheets as of September 30, 1999, December 31, 1999, December 31, 2000, and June 30, 2001 (unaudited);

   (2) Combined Statements of Operations for the year ended September 30, 1999, three months ended December 31, 1999, year ended December 31, 2000, six months ended June 30, 2000 (unaudited) and six months ended June 30, 2001 (unaudited);

   (3) Combined Statements of Shareholder's Equity for the year ended September 30, 1999, three months ended December 31, 1999, year ended December 31, 2000, six months ended June 30, 2000 (unaudited) and six months ended June 30, 2001 (unaudited);

   (4) Combined Statements of Cash Flows for the year ended September 30, 1999, three months ended December 31, 1999, year ended December 31, 2000, six months ended June 30, 2000 (unaudited) and six months ended June 30, 2001 (unaudited).

                                                                   (Continued)

                          Independent Auditors' Report

To the Supervisory Board of dmc(2) Degussa Metals Catalysts Cerdec Aktiengesellschaft:

We have audited the accompanying combined balance sheets of the electronic materials, performance pigments and colours, glass systems and Cerdec ceramic businesses (the "Businesses") of dmc(2) Degussa Metals Catalysts Cerdec Aktiengesellschaft and subsidiaries as of December 31, 2000 and 1999 and September 30, 1999 and the related combined statements of operations, shareholder's equity, and cash flows for the year ended December 31, 2000, the three months ended December 31, 1999, and the year ended September 30, 1999. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Businesses as of December 31, 2000 and 1999, and September 30, 1999, and the results of their operations and their cash flows for the year ended December 31, 2000, the three months ended December 31, 1999, and the year ended September 30, 1999 in conformity with accounting principles generally accepted in Germany.

Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected shareholder's equity as of December 31, 2000 and 1999 and September 30, 1999 and results of operations for the year ended December 31, 2000, the three months ended December 31, 1999, and the year ended September 30, 1999 to the extent summarized in Note 25 to the combined financial statements.


KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftspruefungsgesellschaft


Frankfurt, Germany
November 21, 2001


                                                                (Continued)

                             Combined Balance Sheets

                                   German GAAP

                               (in DEM thousands)

                                                                    SEPTEMBER 30,       DECEMBER 31,       DECEMBER 31,
                                                                       1999               1999               2000
                                                                    -------------       ------------       ------------
                                ASSETS
Intangible assets (note 13)                                            14,570              5,110              4,975
Property, plant and equipment, net (note 14)                          251,523            259,649            292,564
Investments (note 15)                                                  21,549             28,235             40,764
                                                                      -------            -------            -------
            Non-current assets                                        287,642            292,994            338,303
                                                                      -------            -------            -------
Inventories, net (note 16)                                            174,624            189,555            235,116
Trade accounts receivable, net                                        160,994            174,503            194,817
Accounts receivable from affiliated companies                          17,492             13,105             47,715
Other accounts receivable and other assets                             21,276             18,582             23,712
                                                                      -------            -------            -------
            Accounts receivable and other assets (note 17)            199,762            206,190            266,244
                                                                      -------            -------            -------
Cash and cash equivalents (note 18)                                    11,673             21,944              7,777
                                                                      -------            -------            -------
            Current assets                                            386,059            417,689            509,137
                                                                      -------            -------            -------
Deferred charges (note 19)                                             22,971             27,154             28,973
                                                                      -------            -------            -------
            Total assets                                              696,672            737,837            876,413
                                                                      =======            =======            =======
                      LIABILITIES AND SHAREHOLDER'S EQUITY

Investments in and advances from shareholder                          239,876            223,170            361,270
                                                                      -------            -------            -------
            Shareholder's equity (note 20)                            239,876            223,170            361,270
                                                                      -------            -------            -------
Provisions for pensions and similar obligations                        54,033             55,385             73,992
Other accrued liabilities                                              72,690             72,572             77,909
                                                                      -------            -------            -------
            Accrued liabilities (note 21)                             126,723            127,957            151,901
                                                                      -------            -------            -------
Liabilities to banks                                                  180,186            180,789            113,959
Trade accounts payable                                                 66,925             84,529            125,187
Liabilities to affiliated companies                                    50,358             95,838             90,052
Other liabilities                                                      32,443             25,421             33,871
                                                                      -------            -------            -------
            Liabilities (note 22)                                     329,912            386,577            363,069
                                                                      -------            -------            -------
Deferred income                                                           161                133                173
                                                                      -------            -------            -------
            Total liabilities and shareholder's equity                696,672            737,837            876,413
                                                                      =======            =======            =======


The accompanying notes are an integral part of the combined financial statements.

                                                                (Continued)

                        Combined Statements of Operations

                                   German GAAP

                               (in DEM thousands)

                                                           YEAR                THREE MONTHS              YEAR
                                                           ENDED                  ENDED                  ENDED
                                                        SEPTEMBER 30,          DECEMBER 31,           DECEMBER 31,
                                                            1999                   1999                   2000
                                                         ----------             ----------             ----------
Sales (note 6)                                              823,793                238,994              1,107,089

Cost of sales                                              (589,409)              (194,423)              (810,880)
                                                         ----------             ----------             ----------
            Gross profit                                    234,384                 44,571                296,209

Selling expenses                                           (104,496)               (28,069)              (112,590)
General administrative expenses                             (68,062)               (20,521)               (91,231)
Research and development expenses                           (32,594)               (10,410)               (49,282)
Other operating income (note 7)                              15,197                  4,444                 19,868
Other operating expenses (note 9)                           (18,141)               (12,633)               (25,691)
                                                         ----------             ----------             ----------
            Net operating income (loss)                      26,288                (22,618)                37,283

Income from investments, net (note 10)                        2,617                  3,500                  9,306

Interest expense, net (note 11)                             (13,938)                (4,214)               (19,748)
                                                         ----------             ----------             ----------
            Income (loss) before income taxes                14,967                (23,332)                26,841


Income tax (expense) benefit                                (11,051)                 6,545                (11,367)
                                                         ----------             ----------             ----------
            Net income (loss)                                 3,916                (16,787)                15,474
                                                         ==========             ==========             ==========



The accompanying notes are an integral part of the combined financial statements.


                                                                (Continued)

                   Combined Statements of Shareholder's Equity

                                   German GAAP

                               (in DEM thousands)

                                                                    INVESTMENTS
                                                                       IN AND
                                                                   ADVANCES FROM
                                                                    SHAREHOLDER
                                                                   ------------

Balance at September 30, 1998                                           223,083

Advances from shareholder, net                                           16,897

Net income                                                                3,916

Dividend payment                                                         (4,020)
                                                                       --------

Balance at September 30, 1999                                           239,876

Advances from shareholder, net                                               81

Net loss                                                                (16,787)

Dividend payment                                                             --
                                                                       --------

Balance at December 31, 1999                                            223,170

Advances from shareholder, net                                          126,646

Net income                                                               15,474

Dividend payment                                                         (4,020)
                                                                       --------

Balance at December 31, 2000                                            361,270
                                                                       ========


The accompanying notes are an integral part of the combined financial statements.


                                                                (Continued)

                        Combined Statements of Cash Flows

                                   German GAAP

                               (in DEM thousands)



                                                                                  THREE MONTHS
                                                                     YEAR ENDED      ENDED       YEAR ENDED
                                                                     SEPTEMBER 30  DECEMBER 31   DECEMBER 31
                                                                        1999          1999          2000
                                                                     ------------  ------------  -----------
Net income (loss)                                                        3,916       (16,787)       15,474
Adjustments to reconcile net income (loss) to cash
    provided by operating activities:
       Depreciation and amortization                                    39,768        13,738        47,868
       Gain (loss) on disposal of property, plant and equipment           (211)          724           711
       Equity in earnings of associated companies                       (2,617)       (3,500)       (9,306)
       Gain on sale of interest in associated companies                   --              19          --
       Write down of intangible assets                                    --           9,176          --

Changes in operating assets and liabilities:
    Inventories, net                                                    15,325       (15,010)      (44,272)
    Trade accounts receivable, net                                     (26,388)      (13,520)      (19,128)
    Accounts receivable from affiliated companies                        2,809         2,238        (2,969)
    Other accounts receivable and assets                                  (547)        2,681        (5,005)
    Deferred charges                                                    (2,786)       (4,183)       (1,819)
    Provisions for pensions and similar obligations                      6,564         1,317        18,984
    Other accrued liabilities                                           10,737          (166)        5,830
    Trade accounts payable                                               8,936        17,609        41,344
    Liabilities to affiliated companies                                 (2,489)       15,225          (278)
    Other liabilities                                                  (28,010)       (7,092)        8,511
    Deferred income                                                        120           (28)           40
                                                                       -------       -------       -------

               Net cash provided by operating activities                25,127         2,441        55,985

Investing activities:
    Purchases of intangible assets                                      (5,994)         (142)       (1,666)
    Purchases of property, plant and equipment                         (45,274)      (20,194)      (76,487)
    Proceeds from disposal of property, plant and equipment             10,373         6,261         4,092
    Proceeds from disposal of  intangible assets                         1,923            27           325
    Proceeds from disposal of investments in associated companies         --            --             250
    Net decrease in loans to affiliated companies                         --          (1,010)       (1,004)
    Investments in associated companies                                 (2,483)       (1,557)         (456)
    Dividends received from equity and other investments                 1,340          --           1,726
                                                                       -------       -------       -------
               Net cash used in investing activities                   (40,115)      (16,615)      (73,220)

                        Combined Statements of Cash Flows

                                   German GAAP

                               (in DEM thousands)



                                                                                           THREE MONTHS
                                                                              YEAR ENDED       ENDED       YEAR ENDED
                                                                              SEPTEMBER 30  DECEMBER 31   DECEMBER 31
                                                                                 1999          1999          2000
                                                                            ------------   ------------   -----------
Financing activities:
    Proceeds from issuance of long-term debt                                      5,059         1,459         5,257
    Principal repayments of long-term debt                                       (4,987)         (924)       (3,153)
    Net increase (decrease) in short-term debt                                    3,527         2,677       (68,427)
    Net change in financial receivables and payables, affiliated companies       20,797        32,491        27,636
    Increase in investments in and advances from shareholder                     (5,514)      (12,102)       46,234
    Dividend payments                                                            (4,020)         --          (4,020)
                                                                                -------       -------       -------

               Net cash provided by financing activities                         14,862        23,601         3,527


Effect of foreign exchange rate changes on cash and cash equivalents                373           844          (459)
                                                                                -------       -------       -------

Net increase (decrease) in cash and cash equivalents                                247        10,271       (14,167)

Cash and cash equivalents at beginning of period                                 11,426        11,673        21,944
                                                                                -------       -------       -------

Cash and cash equivalents at end of period                                       11,673        21,944         7,777
                                                                                =======       =======       =======


The accompanying notes are an integral part of the combined financial statements.

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)




  (1)   BASIS OF PREPARATION AND PRESENTATION

         (a)  BASIS OF PREPARATION

              Effective January 1, 2000, Degussa AG (f/k/a Degussa-Huels AG), transferred the assets and liabilities constituting its precious metals and automotive catalysts businesses to its wholly-owned subsidiary, Cerdec AG, and its subsidiaries (the "Formation"). Following the Formation, Cerdec AG was renamed dmc(2) Degussa Metals Catalysts Cerdec AG ("dmc(2)").

              The accompanying combined financial statements as of and for the year ended December 31, 2000, three months ended December 31, 1999 and year ended September 30, 1999 have been prepared in connection with the sale of the electronic materials, performance pigments and colours, glass systems and Cerdec ceramic businesses (the "Businesses") of dmc(2) in order to show the financial position, results of operations, shareholder's equity and cash flows of the Businesses. Ferro Corporation ("Ferro") acquired the Businesses on September 7, 2001 from OM Group, Inc. ("OMG"). OMG acquired the Businesses as part of their purchase of the businesses of dmc(2) from Degussa AG on August 10, 2001.

              The combined financial statements were prepared in accordance with the provisions of the German Commercial Code ("Handelsgesetzbuch"
              - "HGB") and the German Stock Corporation Act ("Aktiengesetz" - "AktG"). The combined financial statements of the Businesses have been prepared in accordance with accounting principles generally accepted in Germany ("German GAAP") as if the Businesses had been an established legal group during all periods presented.

        (b)   DESCRIPTION OF BUSINESS

              The Businesses design, manufacture and distribute electronic materials, performance pigments and colours, glass systems and Cerdec ceramic products. The Businesses produce functional materials, multi-layer systems, and surfaces for different markets.

        (c)   CARVE-OUT BASIS

              The combined financial statements have been prepared on a carve-out basis by aggregating the historical assets, liabilities and results of operations allocated to the Businesses. The Businesses did not constitute a separate legal entity; thus, the difference between allocable assets and liabilities for the Businesses is treated as a contribution from Degussa AG and stated as investments in and advances from shareholder. This information is derived from the historical accounting records of dmc(2) and Degussa AG. The combined financial statements may not necessarily be indicative of the results of operations, financial position, and cash flows of the Businesses had they operated as a separate independent company, nor are they an indicator of future performance.





                                                                (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)




              All revenue and expenses directly attributable to the Businesses are included in the statements of operations. The statements of operations include allocations of general corporate overhead and central organizational costs. In all cases, management believes the allocation methods used were reasonable.

              Indebtedness and Interest Expense

              The Businesses have historically been, and continue to be, dependent upon Degussa AG for their financing and capital requirements. Financing is provided by Degussa AG in the form of equity contributions and intercompany interest and non-interest bearing advances and loans. Degussa AG also guarantees financing obtained from third parties. Additionally, certain legal subsidiaries of the Businesses had incurred external indebtedness. Furthermore, interest on precious metal leases with dmc(2) was allocated to the Businesses. The capital structure and related interest expense may not necessarily be indicative of the interest expense that the Businesses would have incurred as a separate independent company.

              Taxation

              Income taxes have been calculated as if the Businesses were stand-alone entities filing separate tax returns. Income taxes as calculated may not be indicative of income tax expenses that the Businesses would have incurred had the Businesses been a separate legal entity.

              Change in Fiscal Year

              Effective January 1, 2000, dmc(2)'s fiscal year end was changed from September 30 to December 31 to conform with Degussa AG's fiscal year end. As a result, the accompanying financial statements present a three-month period ended December 31, 1999.

              Classification

              To improve clarity, certain balance sheet and statement of operations items have been combined with the detail provided in the footnotes. The statements of operations were prepared using the cost-of-sales format. Under the cost-of-sales format, operating expenses are assigned to one of four areas: manufacturing, selling, research and development, and general administration.

        (d)   AFFILIATION WITH THE DEGUSSA AG AND E.ON AG GROUPS

              Prior to August 10, 2001, dmc(2) was a wholly-owned subsidiary of Degussa AG, Frankfurt am Main. dmc(2) is included in the exempting consolidated financial statements of Degussa AG, Frankfurt am Main. The consolidated group financial statements are on public record with the District Court (Amtsgericht) of Frankfurt am Main. E.ON AG, Duesseldorf, prepared the group financial statements for the largest group of companies of which dmc(2) was a part. These group financial statements are on record with the Commercial Registers in Berlin and Duesseldorf and have been published in the Federal Bulletin (Bundesanzeiger). Companies controlled directly or indirectly by E.ON AG are affiliated companies of the Businesses.


                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)


  (2)   COMBINED AND ASSOCIATED COMPANIES

        The combined financial statements include twenty-four group companies which include carved-out businesses (September 30, 1999: eighteen; December 31, 1999: eighteen) representing the Businesses. Combination was based on a voting rights majority held either directly or indirectly. dmc(2) L.P., U.S.A. was included pursuant to section 290 (2) no. 2 of HGB.

        The 30% interest of Cerdec AG was acquired in the year ended September 30, 1999 and the resulting goodwill was offset against investments in and from shareholder. dmc(2) Electronic Materials B.V., Netherlands was combined following its acquisition during the year ended September 30, 1999. Demeca, Mexico was founded during the year ended December 31, 2000.

        Certain carved-out businesses were not established as legal companies prior to fiscal year 2000. These businesses included dmc(2) Iberica S.A., dmc(2) Italia S.p.A., Cerdec Ceramics Brasil, Cerdec Ceramics Mexico and Cerdec Ceramics Inc., USA. Seven subsidiaries (September 30, 1999: eight; December 31, 1999: seven) have not been combined as they are not material to the shareholder's equity, financial position and net operating results of the Businesses.

        Six foreign companies of which two are subsidiaries (September 30, 1999: two, thereof one subsidiary; December 31, 1999: two, thereof one subsidiary) have been included as equity investments in the combined financial statements for the first time in accordance with the regulations on associated companies under section 311 ff. HGB in conjunction with section 312 (1) no. 1 HGB. Four of the six associated companies were included as equity investments for the first time. No adjustments to comply with uniform dmc(2) accounting and valuation guidelines or elimination of intercompany profits were made in relation to these companies. Additionally, the investment in one company (September 30, 1999: three; December 31, 1999: four) was not included as an associated company because it is not material.

  (3)   PRINCIPLES OF COMBINATION

        In the process of combination, the acquisition cost of subsidiaries is offset against the book value of the pro rata share of shareholder's equity at the date of acquisition or initial combination. The resulting difference between the cost of the acquisition and shareholder's equity is allocated to the relevant assets or liabilities insofar as their fair market value differs from their book value. In general, the excess of the purchase price over the net assets acquired is offset against shareholder's equity without impacting the Businesses' results. These reserves also include negative differences from combination if related to shareholder's equity. Such differences are otherwise presented as liabilities. Businesses that did not constitute legal entities have been combined by including their respective assets and liabilities.

        Accounts receivable and accounts payable between combined companies have been eliminated. The valuation of assets has been adjusted to eliminate unrealized intercompany profits. Accordingly, such assets are valued at their cost to the Businesses as a whole. Intercompany sales and other income from transactions within the Businesses have been offset against the corresponding expenditures.



                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)




        Deferred taxes are recorded for differences in the tax charge resulting from the combination if the deferred tax is expected to reverse in subsequent financial years. Deferred tax assets and liabilities have been netted, taking into account the impact of tax adjusting entries in the individual balance sheet.

  (4)   ACCOUNTING AND VALUATION PRINCIPLES

        The combined financial statements of the Businesses are prepared on a uniform basis of accounting with respect to combined subsidiaries.

        Intangible assets

        Acquired intangible assets, other than goodwill, are shown at the acquisition cost less scheduled depreciation over a maximum period of 5 years. Goodwill is depreciated over 15 years. Unscheduled depreciation is taken where declines in value are expected to be other than temporary.

        Property, Plant and Equipment

        Property, plant and equipment are stated at historical cost. The production cost of self-manufactured assets includes an allocation of overhead and depreciation on production, plant and equipment in addition to the cost of materials and labour. Depreciation is recorded on a scheduled basis over the useful life that is usual in the relevant industry sector. Where permissible for tax purposes, the declining balance method is used until the residual book value over the remaining useful life of the asset results in a higher depreciation charge. Thereafter, the depreciation method is switched to straight-line depreciation. Unscheduled depreciation is taken where a loss in value is expected to be permanent. Low-value items are expensed in full in the year of acquisition.

        Investments

        Shares in affiliated companies and investments in other companies are valued at cost of acquisition or at their lower assignable value on the balance sheet date if declines in value are other than temporary. The book values of associated enterprises have been adjusted for the pro rata amount of changes in shareholder's equity. Generally, the accounting policies locally applied by the associated enterprises were kept unchanged. The cost of acquisition was generally netted against pro rata shareholder's equity at the time of acquisition.

        Inventory

        The valuation of raw materials and supplies is based on the lower of average purchase cost or market price. Write-downs are recorded to reflect declines in value resulting from obsolete and slow moving items. Write-downs are reversed where necessary. Precious metals have generally been accounted for under the LIFO method. Work in progress and finished goods, other than precious metals, are valued at cost of production. The cost of production of work in progress and finished goods includes all amounts required to be capitalized for tax purposes. These include the cost of labour and materials, appropriate overhead costs, and a pro rata share of depreciation.




                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)



        Receivables

        Receivables are stated at nominal value less discounts and allowances. In addition to individual allowances to take into account specific risks, the general credit risk is reflected in a general allowance.

        Deferred taxes

        Deferred tax assets and liabilities are calculated for temporary differences between the valuation of assets and liabilities in the financial statements of combined companies and the carrying amounts for tax purposes using the tax rates either in effect or expected to apply in the period of reversal. No deferred tax assets are calculated with respect to tax loss carry forwards. Deferred tax assets are recognized to the extent they are expected to be realized.

        Pension Provisions

        Pension provisions and similar obligations including health care commitments are actuarially determined utilizing the projected unit credit method customarily used in international accounting.

        Pension provisions are calculated as the present value of the vested pension rights.



                                                   SEPTEMBER 30, 1999       DECEMBER 31, 1999      DECEMBER 31, 2000
                                                   --------------------    --------------------   ---------------------

          Interest rate                                  6.00 %                   6.25%                  6.25%
          Annual pension increase                        1.00 %                   1.25%                  1.25%
          Annual wage and salary increase                2.50 %                   2.75%                  2.75%
          Average staff fluctuation rate                 2.00 %                   2.00%                  2.00%
          Actuarial table                            Bode & Grabner          Bode & Grabner             Heubeck
                                                     PK Chemie 1996          PK Chemie 1996         Richttafeln 1998

        Accrued Liabilities

        Other accrued liabilities are shown in the balance sheet at the expected payable amount. Liabilities are stated at the higher of nominal value or the amount repayable.

  (5)   CURRENCY TRANSLATION

        Accounts receivable and payable in foreign currencies that are not hedged against changes in exchange rates are initially recorded at the rates of exchange in force when first entered in the accounts. Unrealized losses due to changes in exchange rates are taken into account as of the balance sheet date. Gains are recognized when realized.






                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP




        The financial statements of foreign subsidiaries and associated companies are translated in the group financial statements using the concept of functional currencies. As a rule, the functional currency is the local currency as these companies conduct their business independently from a financial, economic and organizational point of view. Therefore, assets and liabilities are translated at closing rates on the balance sheet date, shareholder's equity is translated at historical rates, and income and expenses are translated using average report period rates. Differences arising from the currency translation of assets and liabilities compared to the previous period and translation differences between the balance sheet and statement of operations are recorded in shareholder's equity. The exchange rates for the more significant currencies in the Businesses are as follows:

                                                                    CLOSING RATE
                                         --------------------------------------------------------------------

                                              YEAR ENDED             THREE MONTHS             YEAR ENDED
                                          SEPTEMBER 30, 1999      DECEMBER 31, 1999       DECEMBER 31, 2000
                                         ---------------------   ---------------------    -------------------
                                                 DEM                     DEM                     DEM
                                                 ---                     ---                     ---

        1 USA            USD                   1.83380                 1.94690                 2.10191
        1 Brazil         BRL                   0.94510                 1.08740                 1.07790
        100 Japan        JPY                   1.74070                 1.90390                 1.82920
        100 Mexico       MXN                   19.5192                 20.5106                 21.9235





                                                                    AVERAGE RATE
                                         --------------------------------------------------------------------
                                              YEAR ENDED             THREE MONTHS             YEAR ENDED
                                          SEPTEMBER 30, 1999      DECEMBER 31, 1999       DECEMBER 31, 2000
                                         ---------------------   ---------------------    -------------------
                                                 DEM                     DEM                     DEM
                                                 ---                     ---                     ---

        1 USA           USD                    1.78030                 1.88330                 2.11759
        1 Brazil        BRL                    1.11840                 0.98510                 1.15872
        100 Japan       JPY                    1.51770                 1.80270                 1.96620
        100 Mexico      MXN                    18.5220                 20.0317                 22.3865





                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)




  (6)   SALES

                                                                                  THREE MONTHS
                                                          YEAR ENDED                 ENDED                 YEAR ENDED
                                                        SEPTEMBER 30,             DECEMBER 31,            DECEMBER 31,
                                                             1999                     1999                    2000
                                                      -------------------     -------------------   --------------------

        Sales by product line:
        Cerdec                                                534,389                  142,212                492,106
        Electronic Materials                                  289,404                   96,782                614,983
                                                      -------------------     -------------------   --------------------

                 Total                                        823,793                  238,994              1,107,089
                                                      ===================     ===================   ====================

        Sales by region:
        Germany                                               172,261                   45,031                201,586
         Other European countries                             249,472                   70,704                284,820
         NAFTA                                                313,014                   94,589                449,649
         Latin America                                         29,727                    7,276                 36,473
         Asia                                                  59,319                   21,394                134,561
                                                      -------------------     -------------------   --------------------
        Foreign                                               651,532                  193,963                905,503
                                                      -------------------     -------------------   --------------------

                 Total                                        823,793                  238,994              1,107,089
                                                      ===================     ===================   ====================

        The Businesses operate in two product lines: Cerdec and Electronic Materials. The Cerdec product line includes performance pigments and colours, glass systems and Cerdec ceramic products. The Electronic Materials product line includes precious metals powders and pastes and dielectric powders.

  (7)   OTHER OPERATING INCOME

        Other operating income includes reimbursements in connection with insurance proceeds, income from the release of accrued liabilities, and exchange gains. DM 1,409, DM 953 and DM 9,638 for the year ended September 30, 1999, three months ended December 31, 1999 and year ended December 31, 2000, respectively, of other operating income are related to other accounting periods and include such items as the reversal of provisions and gains on the sale of property, plant and equipment.

  (8)   FUNCTIONAL COSTS

        Cost of sales consists of manufacturing costs and the costs of purchased goods sold. In addition, cost of sales also includes costs of materials, external services and payroll costs, depreciation relating to manufacturing operations, machinery repairs, taxes and write-downs on inventories.

        Selling expenses include the cost of maintaining the sales and distribution departments and advertising expenses. Research and development expenses include the cost of maintaining the research and development departments and product and process development costs. General administrative expenses relate to management and administrative functions which are not included in manufacturing, selling and distribution, or research and development departments.





                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)



  (9)   OTHER OPERATING EXPENSES

        Other operating expenses include mainly expenses arising from write-downs of accounts receivable, additions to accruals, and expenses relating to other accounting periods. Expenses related to other accounting periods were DM 3,849, DM 1,877 and DM 1,703 for the year ended September 30, 1999, three months ended December 31, 1999 and year ended December 31, 2000, respectively.

 (10)   INCOME FROM INVESTMENTS, NET

                                                                                    THREE MONTHS
                                                                YEAR ENDED             ENDED              YEAR ENDED
                                                              SEPTEMBER 30,         DECEMBER 31,         DECEMBER 31,
                                                                   1999                 1999                 2000
                                                             -----------------    -----------------    -----------------

        Income from investments                                         1,340                   --                  532
           (of which affiliated companies)                               (513)                 (--)                 (--)
        Equity income from associated companies                         1,277                3,500                8,774
                                                             -----------------    -----------------    -----------------

                 Total                                                  2,617                3,500                9,306
                                                             =================    =================    =================




(11)    INTEREST EXPENSE, NET

                                                                                     THREE MONTHS
                                                                 YEAR ENDED             ENDED             YEAR ENDED
                                                               SEPTEMBER 30,         DECEMBER 31,        DECEMBER 31,
                                                                    1999                 1999                2000
                                                              -----------------    -----------------   -----------------

       Interest and similar income                                       2,318                  874               1,426
           (of which from affiliated companies)                           (167)                 (46)                (--)
       Interest and similar expenses                                   (16,256)              (5,088)            (21,174)
           (of which to affiliated companies)                           (4,936)              (2,401)            (10,978)
                                                              -----------------    -----------------   -----------------

                Interest expense, net                                  (13,938)              (4,214)            (19,748)
                                                              =================    =================   =================


        To a certain extent, the Businesses are provided with precious metal by the metals management unit of dmc(2). Metals management is responsible for managing the metal position of dmc(2) utilizing forward contracts and metal leases contracts with suppliers, banks, customers and other third parties. Metals management bears all risks and rewards from the metal trading activities. Metals management also finances the production needs of dmc(2) entities and the Businesses through the use of metal leases. The allocation of precious metal to dmc(2) and the Businesses does not lead to separate contracts which fulfill the requirements of a derivative instrument. However, interest expense is charged to dmc(2) and the Businesses for such metal leases. Interest expense on metal leases of DM 4,271, DM 1,775, and DM 3,455 was charged to the Businesses during the periods ended December 31, 2000, December 31, 1999 and September 30, 1999 respectively.





                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)










(12)    ADDITIONAL OPERATING INFORMATION

        (a)   COST OF MATERIALS

                                                                                     THREE MONTHS
                                                                 YEAR ENDED              ENDED             YEAR ENDED
                                                                SEPTEMBER 30,        DECEMBER 31,         DECEMBER 31,
                                                                    1999                 1999                 2000
                                                              ------------------   ------------------   -----------------

              Cost of raw materials, supplies and
                  merchandise purchased                             369,345              137,186              567,090
              Cost of external services                              20,986                7,220               34,120
                                                              ------------------   ------------------   -----------------

                       Total                                        390,331              144,406              601,210
                                                              ==================   ==================   =================


        (b)      PAYROLL COSTS

                                                                                     THREE MONTHS
                                                                 YEAR ENDED              ENDED             YEAR ENDED
                                                                SEPTEMBER 30,         DECEMBER 31,        DECEMBER 31,
                                                                    1999                  1999                2000
                                                              ------------------   ------------------   -----------------

              Personnel expenses
                  Wages and salaries                                    177,336               49,292             206,356
                  Social security contributions                          46,023               14,866              57,666
                      and expenses for pensions
                      and similar obligations
                      (of which for pensions)                           (12,318)              (3,808)            (21,564)
                                                              ------------------   ------------------   -----------------

                       Total                                            223,359               64,158             264,022
                                                              ==================   ==================   =================





                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)


        (c) UNSCHEDULED DEPRECIATION OF INTANGIBLE ASSETS AND PROPERTY, PLANT AND EQUIPMENT

                Unscheduled depreciation of intangible assets and property, plant and equipment totaled DM 9,540 for the three months ended December 31, 1999.

        (d)     AVERAGE NUMBER OF EMPLOYEES DURING THE FINANCIAL PERIODS


                                                                                         THREE MONTHS
                                                                     YEAR ENDED             ENDED              YEAR ENDED
                                                                   SEPTEMBER 30,         DECEMBER 31,         DECEMBER 31,
                                                                        1999                 1999                 2000
                                                                 -----------------    -----------------    -----------------

                Administration                                              1,037                1,055                1,120
                Production                                                  1,222                1,246                1,315
                Apprentice                                                     10                   10                   10
                                                                 -----------------    -----------------    -----------------

                         Total                                              2,269                2,311                2,445
                                                                 =================    =================    =================


        (e) AVERAGE NUMBER OF EMPLOYEES BY PRODUCT LINES DURING THE FINANCIAL PERIODS


                                                                                     THREE MONTHS
                                                                 YEAR ENDED             ENDED              YEAR ENDED
                                                               SEPTEMBER 30,         DECEMBER 31,         DECEMBER 31,
                                                                    1999                 1999                 2000
                                                              -----------------    -----------------   ------------------

                Cerdec                                                   1,799                1,806                1,898
                Electronic Materials                                       470                  505                  547
                                                              -----------------    -----------------   ------------------

                         Total                                           2,269                2,311                2,445
                                                              =================    =================   ==================






                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)



(13)    INTANGIBLE ASSETS

        (a)   BOOK VALUE, NET

                                                               SEPTEMBER 30,         DECEMBER 31,         DECEMBER 31,
                                                                   1999                  1999                 2000
                                                              -----------------    -----------------    -----------------

              Franchises, licenses and industrial
                  property rights and similar rights and
                  assets                                              1,800                1,675                2,273
              Goodwill                                               12,770                3,435                2,702
                                                              -----------------    -----------------    -----------------

                       Total                                         14,570                5,110                4,975
                                                              =================    =================    =================



        (b)   DEVELOPMENT
                                                                                      THREE MONTHS
                                                                YEAR ENDED                ENDED             YEAR ENDED
                                                               SEPTEMBER 30,           DECEMBER 31,         DECEMBER 31,
                                                                   1999                    1999                2000
                                                             ------------------    -----------------    -----------------

              Cost of acquisition or production -
                  Opening balance                                       17,146               19,431               19,706
                  Exchange differences                                     103                  168                  187
                  Changes in scope of combination                        1,769                   --                   --
                  Additions                                              5,994                  142                1,666
                  Disposals                                             (5,581)                 (35)                (888)
                                                             ------------------    -----------------    -----------------

                       Closing balance                                  19,431               19,706               20,671
                                                             ==================    =================    =================

              Accumulated depreciation -
                  Opening balance                                        6,461                4,861               14,596
                  Exchange differences                                      42                   50                   79
                  Additions                                              2,016                9,685                1,584
                  Disposals                                             (3,658)                  --                 (563)
                                                             ------------------    -----------------    -----------------

                       Closing balance                                   4,861               14,596               15,696
                                                             ==================    =================    =================

                       Book value                                       14,570                5,110                4,975
                                                             ==================    =================    =================

              Depreciation of DM 9,685 for the three months ended December 31, 1999 includes DM 9,176 of unscheduled depreciation of goodwill relating to Colorificio Pardo S.p.A. reducing the related goodwill to zero.




                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)




(14)    PROPERTY, PLANT AND EQUIPMENT

        (a)   BOOK VALUE, NET

                                                               SEPTEMBER 30,         DECEMBER 31,         DECEMBER 31,
                                                                   1999                  1999                 2000
                                                             ------------------    -----------------    -----------------

              Land, land rights, and buildings,
                  including buildings on leased land                88,385                90,232               99,641
              Technical equipment and machinery                    121,952               116,941              139,937
              Other plant, factory and office equipment             18,932                18,495               21,442
              Advance payments and construction work in
                  progress                                          22,254                33,981               31,544
                                                             ------------------    -----------------    -----------------

                       Total                                       251,523               259,649              292,564
                                                             ==================    =================    =================

        (b)   DEVELOPMENT

                                                               YEAR ENDED           THREE MONTHS           YEAR ENDED
                                                             SEPTEMBER 30,             ENDED              DECEMBER 31,
                                                                  1999            DECEMBER 31,1999            2000
                                                            -----------------     -----------------     -----------------

              Costs of acquisition or production -
                  Opening balance                                    480,271               536,387               558,044
                  Exchange differences                                 8,907                14,379                14,249
                  Change in scope of consolidation                    17,231                    --                    --
                  Additions                                           45,274                20,194                76,487
                  Disposals                                          (15,296)              (12,916)               (9,422)
                                                            -----------------     -----------------     -----------------
                       Closing balance                               536,387               558,044               639,358
                                                            =================     =================     =================

              Accumulated depreciation -
                  Opening balance                                    249,178               284,864               298,395
                  Exchange differences                                 3,068                 6,243                 6,734
                  Additions                                           37,752                13,229                46,284
                  Disposals                                           (5,134)               (5,941)               (4,619)
                                                            -----------------     -----------------     -----------------

                       Closing balance                               284,864               298,395               346,794
                                                            =================     =================     =================

                       Book value                                    251,523               259,649               292,564
                                                            =================     =================     =================





                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)



(15)    INVESTMENTS

        (a)   BOOK VALUE, NET

                                                            SEPTEMBER 30,1999    DECEMBER 31, 1999    DECEMBER 31, 2000
                                                            -----------------    ------------------   -------------------

              Shares in affiliated companies                             394                   699                 1,005
              Shares in associated companies                          15,725                19,846                34,487
              Other investments                                        4,358                 5,564                 2,054
              Other loans                                              1,072                 2,126                 3,218
                                                            -----------------    ------------------   -------------------

                       Total                                          21,549                28,235                40,764
                                                            =================    ==================   ===================


Six associated companies (September 30, 1999, two; December 31, 1999, two) are accounted for at equity during the year ended December 31, 2000.


        (b)   DEVELOPMENT

                                                               YEAR ENDED           THREE MONTHS           YEAR ENDED
                                                              SEPTEMBER 30,            ENDED              DECEMBER 31,
                                                                  1999           DECEMBER 31, 1999            2000
                                                            ------------------   -----------------      -----------------

               Costs of acquisition -
                   Opening balance                                     14,412               21,549                28,235
                   Exchange differences                                 1,889                1,859                   130
                   Additions                                            5,248                4,873                17,517
                   Disposals                                                -                  (46)               (5,118)
                                                            ------------------    -----------------     -----------------

                        Closing balance                                21,549               28,235                40,764
                                                            ==================    =================     =================

               Accumulated depreciation -
                   Opening balance                                         --                   --                    --
                   Exchange differences                                    --                   --                    --
                   Additions                                               --                   --                    --
                   Disposals                                               --                   --                    --
                                                            ------------------    -----------------     -----------------

                        Closing balance                                21,549               28,235                40,764
                                                            ==================    =================     =================






                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)




(16)    INVENTORIES, NET

                                                                 SEPTEMBER 30,        DECEMBER 31,         DECEMBER 31,
                                                                      1999               1999                 2000
                                                              -------------------  -----------------    ------------------

         Inventories are as follows:
             Raw material and supplies                                    38,991             36,915                53,176
             Work in process                                              24,627             23,883                23,843
             Finished products and merchandise                           110,888            128,670               158,097
             Advance payments                                                118                 87                    --
                                                              -------------------  -----------------    ------------------

                  Total                                                  174,624            189,555               235,116
                                                              ===================  =================    ==================

        Inventory provisions have been established for obsolete and slow moving inventories.



(17)    ACCOUNTS RECEIVABLE AND OTHER ASSETS

                                                               DUE WITHIN ONE       DUE AFTER ONE
                                                                    YEAR                 YEAR               TOTAL
                                                              -----------------    -----------------  -------------------
        SEPTEMBER 30, 1999:
            Trade accounts receivable                             160,914                   80            160,994
            Accounts receivable from affiliated
               companies                                           17,492                   --             17,492
            Accounts receivable from companies in which
                investments are held                                1,336                   --              1,336
            Other assets                                           19,811                  129             19,940
                                                              -----------------    -----------------  -------------------

                 Total                                            199,553                  209            199,762
                                                              =================    =================  ===================


        DECEMBER 31, 1999:
            Trade accounts receivable                             174,424                   79            174,503
            Accounts receivable from affiliated
               companies                                           12,785                  320             13,105
            Accounts receivable from companies in
               which investments are held                           2,338                   --              2,338
            Other assets                                           15,424                  820             16,244
                                                              -----------------    -----------------  -------------------

                 Total                                            204,971                1,219            206,190
                                                              =================    =================  ===================




                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)




        DECEMBER 31, 2000:
            Trade accounts receivable                             194,780                   37            194,817
            Accounts receivable from affiliated
              companies                                            47,715                   --             47,715
            Accounts receivable from companies in
              which investments are held                            1,833                   --              1,833
            Other assets                                           20,970                  909             21,879
                                                              -----------------    -----------------  -------------------

                 Total                                            265,298                  946            266,244
                                                              =================    =================  ===================


        Accounts receivable from affiliated companies relate primarily to trade receivables. Other assets include loans, advance payments, receivables from suppliers, and tax refund claims.

 (18)   CASH AND CASH EQUIVALENTS

        This item is comprised of checks, cash on hand, and bank balances.

(19)    DEFERRED CHARGES

                                                            SEPTEMBER 30,         DECEMBER 31,        DECEMBER 31,
                                                                 1999                 1999                2000
                                                           -----------------    -----------------   ------------------

         Deferred taxes                                         20,544               25,804              27,498
         Other deferred charges                                  2,427                1,350               1,475
                                                           -----------------    -----------------   ------------------

                  Total                                         22,971               27,154              28,973
                                                           =================    =================   ==================

        Deferred taxes include charges relating to temporary differences arising from combination entries and inter-period tax allocation in the financial statements of individual companies. The other deferred charges also include prepaid expenses.

 (20)   SHAREHOLDER'S EQUITY

        The Businesses did not constitute a separate legal entity; thus, the difference between allocable assets and liabilities for the Businesses is treated as a contribution from Degussa AG and stated as investments in and advances from shareholder.





                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)



(21)    ACCRUED LIABILITIES

                                                            SEPTEMBER 30,        DECEMBER 31,         DECEMBER 31,
                                                                 1999                1999                 2000
                                                           -----------------   ------------------   ------------------

         Provisions for pensions and similar
             obligations                                        54,033               55,385               73,992
         Accrued taxes                                          18,198               12,099               16,162
             (thereof deferred taxes)                          (11,683)              (7,374)              (6,718)
         Other accrued liabilities                              54,492               60,473               61,747
                                                           -----------------   ------------------   ------------------

                  Total                                        126,723              127,957              151,901
                                                           =================   ==================   ==================

        Provisions for pensions prior to 2000 include pensions directly attributable to Cerdec AG and its subsidiaries. In addition, Degussa AG maintained pension plans for which the provision could not be allocated to the carve-out businesses. The provisions for pensions also include the severance payment commitments of certain foreign subsidiaries.

        Corresponding with the Formation of dmc(2) as a separate legal entity during 2000, certain pension plans were amended to increase employee benefits as well as expand the number of plan participants.

        Accrued taxes include the estimated liabilities for current year taxes which have not yet been assessed. It also includes deferred taxes for timing differences resulting as a consequence of combination and otherwise existing for combined entities.

        Other accrued liabilities include provisions for bonuses, guarantee obligations, obligations under early retirement arrangements, restructuring, and future repairs. For employees already covered by semi-retirement employment arrangements or who have signed contracts, accruals were established in the full amount for supplementary and settlement payments and pro rata for wages and salaries in the permanent leave of absence phase. The obligations were calculated under actuarial principles and discounted at 5.5%.

        Based on the collective bargaining agreement entered into in 2000, liabilities were also established in 2000 for a 5% of workforce maximum limit for potential semi-retirement of employees qualifying as of December 31, 2000. No accruals have been established for employees that may qualify after December 31, 2000 through December 31, 2009 (the expiration date of the collective bargaining agreement). As of December 31, 2000, this accrual included future supplementary and settlement obligations and was calculated under actuarial principles and discounted at 5.5%.



                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)



(22)    LIABILITIES

                                                                           DUE AFTER 1
                                                         DUE WITHIN 1     AND WITHIN 5     DUE AFTER 5
                                                             YEAR             YEARS           YEARS            TOTAL
                                                         --------------   --------------   -------------    -------------

        AS OF SEPTEMBER 30, 1999:
           Liabilities to banks                                142,071           37,492             623          180,186
           Trade accounts payable                               66,405              520              --           66,925
           Liabilities from the acceptance of
             notes and notes issued                                383              820              --            1,203
           Liabilities to affiliated companies                  50,358               --              --           50,358
           Liabilities to companies in which
             investments are held                                1,267               --              --            1,267
           Other liabilities                                    27,364            1,514           1,095           29,973
                                                         --------------   --------------   -------------    -------------

                 Total                                         287,848           40,346           1,718          329,912
                                                         ==============   ==============   =============    =============

        AS OF DECEMBER 31, 1999:
           Liabilities to banks                                161,718           17,698           1,373          180,789
           Trade accounts payable                               84,131              398              --           84,529
           Liabilities from the acceptance of
             notes and notes issued                              1,254               --              --            1,254
           Liabilities to affiliated companies                  95,838               --              --           95,838
           Liabilities to companies in which
             investments are held                                2,783               --              --            2,783
           Other liabilities                                    17,935            2,374           1,075           21,384
                                                         --------------   --------------   -------------    -------------

                 Total                                         363,659           20,470           2,448          386,577
                                                         ==============   ==============   =============    =============




                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)






                                                                             DUE AFTER 1
                                                          DUE WITHIN 1       AND WITHIN 5   DUE AFTER 5
                                                              YEAR             YEARS           YEARS            TOTAL
                                                         --------------   --------------   -------------    -------------

        AS OF DECEMBER 31, 2000:
             Liabilities to banks                              101,590           11,835             534          113,959
             Trade accounts payable                            125,187               --              --          125,187
             Liabilities from the acceptance of
               notes and notes issued                              241            1,118              --            1,359
             Liabilities to affiliated companies                90,052               --              --           90,052
             Liabilities to companies in which
               investments are held                                907                2              --              909
             Other liabilities                                  30,094            1,509              --           31,603
                                                         --------------   --------------   -------------    -------------

                 Total                                         348,071           14,464             534          363,069
                                                         ==============   ==============   =============    =============

        The liabilities to affiliated companies include DM 69,478 of interest bearing loans (December 31, 1999: DM 74,335; September 30, 1999: DM 43,661) and DM 20,574 of trade payables (December 31, 1999: DM 21,503; September 30, 1999: DM 6,877). Other liabilities include social security contributions, commissions, and accrued salaries and bonuses. No security in the form of mortgages or other security interests was given for the liabilities.

 (23)   CONTINGENT LIABILITIES

                                                             SEPTEMBER 30,         DECEMBER 31,         DECEMBER 31,
                                                                  1999                 1999                  2000
                                                            -----------------    -----------------   ------------------

         Notes receivable discounted                                     426                  162                    -
                                                            -----------------    -----------------   ------------------

                  Total                                                  426                  162                    -
                                                            =================    =================   ==================





                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)



(24)    OTHER FINANCIAL COMMITMENTS

                                                            SEPTEMBER 30,        DECEMBER 31,         DECEMBER 31,
                                                                 1999                1999                 2000
                                                           -----------------   ------------------   ------------------

         Commitments under rent and leasing
             agreements
                due for payment in the next
                financial year                                   3,379               2,938                4,359
                due for payment in 2 to 5
                financial years                                  7,416               6,592                9,007
         Commitments relating to capital
             expenditure                                         1,986               2,580                4,194
         Non-security repurchase agreement
             due in the next financial year                     10,216                   -                    -
                                                           -----------------   ------------------   ------------------

                    Total                                       22,997              12,110               17,560
                                                           =================   ==================   ==================
         (of which to affiliated companies)                     (3,974)             (4,074)               4,196
                                                           =================   ==================   ==================









                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)


(25)    RECONCILIATION TO U.S. GAAP

        The combined financial statements are presented in accordance with accounting principles generally accepted in Germany, which differ in certain significant respects from accounting principles generally accepted in the United States ("U.S. GAAP").

        The significant differences that affect net income (loss) and shareholder's equity of the Businesses are set forth below:

                                                                                    THREE MONTHS
                                                                 YEAR ENDED             ENDED            YEAR ENDED
                                                               SEPTEMBER 30,         DECEMBER 31,        DECEMBER 31,
        RECONCILIATION OF NET INCOME (LOSS) TO U.S. GAAP:           1999                 1999                2000
                                                              -----------------   ------------------  ------------------



             NET INCOME (LOSS) AS REPORTED IN THE
             COMBINED STATEMENTS OF OPERATIONS UNDER
             GERMAN GAAP                                                 3,916              (16,787)             15,474

             Purchase accounting of the Businesses (note a)            (12,556)               4,800             (18,016)
             Provisions and loss contingencies (note b)                    641                4,316               1,811
             Inventory valuation (note c)                                  224                 (281)              1,121
             Foreign currency receivables and
               payables (note d)                                           116                  159                 153
             Allowance for doubtful accounts (note e)                      271                  852               1,941
             Valuation of fixed assets (note f)                            (83)                   -               2,217
             Equity method accounting (note g)                            (568)                (151)             (1,881)
             Valuation of pension liability (note h)                        70                   60               8,971
             Purchase of minority interests
               in Cerdec AG (note i)                                    (1,952)                (835)             (3,346)
             Scope of combination (note j)                               5,807               (2,408)              2,171
             Deferred taxes (note k)                                    (2,901)               4,562               2,103
             Other                                                         286                  (65)               (700)
                                                              -----------------   ------------------  ------------------

                 NET INCOME (LOSS) IN
                 ACCORDANCE WITH U.S. GAAP                              (7,301)              (5,778)             12,019
                                                              =================   ==================  ==================





                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)




         RECONCILIATION OF SHAREHOLDER'S EQUITY TO U.S.
         GAAP                                              SEPTEMBER 30, 1999    DECEMBER 31, 1999     DECEMBER 31, 2000
                                                           -------------------   -------------------   -------------------


             SHAREHOLDER'S EQUITY AS REPORTED IN THE
             COMBINED BALANCE SHEETS UNDER GERMAN GAAP                239,876               223,170                361,270

             Purchase accounting of the Businesses
               (note a)                                               240,845               245,745                227,155
             Provisions and loss contingencies
               (note b)                                                 4,247                 8,595                  9,385
             Inventory valuation (note c)                               1,407                 1,227                  2,409
             Foreign currency receivables and payables
              (note d)                                                    235                   199                    627
             Allowance for doubtful accounts
               (note e)                                                 1,714                 2,231                  4,570
             Valuation of fixed assets (note f)                           903                   959                  3,237
             Equity method accounting (note g)                          2,516                (1,418)               (10,832)
             Valuation of pension liability (note h)                       43                   130                  8,996
             Purchase of minority interests
               in Cerdec AG (note i)                                   48,231                47,396                 44,050
             Scope of combination (note j)                             13,926                15,889                 17,093
             Deferred taxes (note k)                                  (16,099)              (14,901)               (29,332)
             Other                                                      3,564                 3,761                  2,788

                                                           -------------------   -------------------   -------------------

             SHAREHOLDER'S EQUITY IN
             ACCORDANCE WITH U.S. GAAP                                541,408               532,983                641,416
                                                           ===================   ===================   ===================

        (a)   PURCHASE ACCOUNTING OF THE BUSINESSES

              E.ON AG (formerly Veba AG) acquired Degussa AG, including the related assets and liabilities of the Businesses, in two separate transactions. The initial 36.4% ownership interest was acquired in December 1997 with the remaining 63.6% interest acquired in February 1999. For German GAAP purposes, the recorded amounts of assets acquired and liabilities assumed, including the assets and liabilities comprising the Businesses, by E.ON AG remained at historical cost basis. For U.S. GAAP purposes, a new basis of accounting has been established for the assets and liabilities comprising the Businesses based upon the fair values of the respective assets acquired and liabilities assumed by E.ON AG at each acquisition date. The new basis of the Businesses due to the acquisition is reflected below:





                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)



                                                         USEFUL         STEP I           STEP II
                                                          LIFE         DECEMBER         FEBRUARY
                                                         (YEARS)         1997             1999           TOTAL COST
                                                                    ----------------  --------------- ---------------

               Inventory                                   --                 3,055            4,076           7,131
               Property, plant and equipment               5-15               6,874           12,010          18,884
               Land                                        --                   278              486             764
               Patents & trademarks                       13-20               1,808            3,158           4,966
               Deferred taxes                              --                (6,848)         (11,246)        (18,094)
               Goodwill                                    15                86,512          151,158         237,670


              As a result of the new basis of accounting, shareholder's equity was increased and additional charges reflected in the reconciliation of net income for the effects of increases in cost of sales, depreciation expense of tangible and intangible assets, and related deferred taxes. The deferred tax effect is reflected in note 25(k).

              Furthermore, as a result of the purchase accounting, any pre-existing goodwill or difference between fair value and book value capitalized under German GAAP was reversed and replaced by goodwill resulting from the E.ON purchase. The German GAAP goodwill in Colorificio Pardo S.P.A. is subject to unscheduled depreciation of DM 9,176 in the three months ended December 31, 1999 reducing goodwill to zero, equivalent to the U.S. GAAP value.

       (b)    PROVISIONS AND LOSS CONTINGENCIES

              In accordance with German GAAP, the Businesses recognized provisions for expected costs to be incurred for certain restructurings and other anticipated future costs. Under U.S. GAAP, the recognition criteria for such provisions are more stringent and require that a number of prescribed conditions be satisfied before a liability can be recorded.

        (c)   INVENTORY VALUATION

              Under German GAAP, the Businesses capitalize overhead costs in accordance with German tax law, which excludes certain indirect and other costs. Under U.S. GAAP, manufacturing overhead costs include all indirect material, labour and overhead costs.

              Under German GAAP, raw materials inventory is valued at the lower of average purchase cost or market price, similar to U.S. GAAP. However, for German GAAP purposes, market price is the lower of replacement cost and net realizable value. Differences may arise where sales prices are contracted at period end.

        (d)   FOREIGN CURRENCY RECEIVABLES AND PAYABLES

              Under German GAAP, foreign currency denominated receivables (payables) are translated at the lower (higher) of the period end spot rate or contracted rate, respectively.

              Under U.S. GAAP, assets and liabilities denominated in a foreign currency are recorded at current exchange rates at period-end with any resulting adjustment recognized in operating results.

        (e)   ALLOWANCE FOR DOUBTFUL ACCOUNTS

              In addition to specific reserves, the Businesses also maintain a general allowance as well as a country risk allowance for German GAAP purposes. For U.S. GAAP purposes, these allowances were reversed except for the amounts based upon the historical loss experience of the Businesses.

        (f)   VALUATION OF FIXED ASSETS






                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)




              Under German GAAP, capitalization of certain construction project costs is not required. Under U.S. GAAP, certain project costs are required to be capitalized. Further, capitalization of interest during the construction phase of the project is permitted but not required under German GAAP. Under U.S. GAAP, interest is capitalized during the construction period of major construction projects. Capitalized interest and other costs are added to the cost of the underlying assets and are depreciated over the useful life of the asset.

         (g)  EQUITY METHOD OF ACCOUNTING

              In accordance with German GAAP, investments in associated companies subject to significant influence (generally entities which are 20 - 50 % owned) are required to be accounted for under the equity method, or, if not material, can be recorded under the cost method (and, if applicable, the lower of cost or market value).

              Under U.S. GAAP, investments in associated companies are recorded using the equity method of accounting if an investment enables the investor to have significant influence over the operating and financial decisions of the investee. For both German GAAP and U.S. GAAP, the balance of each investment is increased or decreased, as appropriate, to account for the investor's proportionate share of the investee earnings.

              Under German GAAP, it is permissible to consolidate foreign associated companies on the basis of their local accounting principles, not restated for German GAAP. Foreign associated companies have been converted to U.S. GAAP for consolidation purposes in the U.S. GAAP reconciliation.

              For German GAAP, in cases where the associated company's financial year end differs from the investor's year end, the associated company's previous financial information is utilized for consolidation. For U.S. GAAP, the year end of the associated company's financial information must be within 90 days of the investor's financial year end.







                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)




        (h)   VALUATION OF PENSION LIABILITY

              For German GAAP, certain increases in pension and other similar obligations are recognised immediately in earnings. Under U.S. GAAP, changes in pension and similar obligations (including those resulting from plan amendments) as well as changes in value of plan assets are not recognised as they occur but are recognised systematically and gradually over subsequent periods. Following the Formation of dmc(2) as a legal entity in 2000, certain pension plans were amended to increase benefits as well as expand the number of participants.

        (i)   PURCHASE OF MINORITY INTEREST IN CERDEC AG

              In March 1999, Degussa AG purchased the remaining minority interest of 30% in Cerdec AG from Ciba Geigy. In accordance with German GAAP, the excess of the acquisition cost of the minority interest acquired over the fair value of the net assets acquired is offset against shareholder's equity. Under U.S. GAAP, goodwill is capitalized and depreciated over its useful life. The Businesses' policy is to depreciate the goodwill over 15 years.

        (j)   SCOPE OF COMBINATION

              As explained in Note 2, the Businesses do not combine a number of investments in domestic and foreign companies in its combined financial statements under German GAAP. For U.S. GAAP, the number of companies consolidated in the combined financial statements has been increased. The remaining companies not included in the scope of the consolidation for U.S. GAAP purposes are not material to the combined shareholder's equity, financial position and net operating results.

         (k)  DEFERRED TAXES

              Under German GAAP, deferred tax assets and liabilities are generally recognized for temporary differences between book carrying values and tax bases of assets and liabilities, with the exception of deferred tax assets relating to net operating loss carry forwards which are recognized to the extent of offsetting deferred tax liabilities. Deferred tax assets are recognized to the extent they are expected to be realized.

              Under U.S. GAAP, deferred tax assets and liabilities for temporary differences using enacted tax rates in effect at period-end are recognized in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, net operating loss carryforwards that are available to reduce future taxes are recognized as deferred tax assets. Such amounts are reduced by a valuation allowance to the extent that it is more likely than not that the deferred tax assets will not be realized.





                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP

                               (in DEM thousands)


 (26)   SUBSEQUENT EVENTS

        As discussed in Note 1, the businesses of dmc(2) were sold to OMG on August 10, 2001. In addition, certain assets and liabilities which constitute the Businesses have been sold by OMG to Ferro on September 7, 2001. As a result of purchase accounting which will be applied to the transactions by Ferro, significant changes can be expected to the recorded assets and liabilities of the Businesses.























                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP



(27)    SHAREHOLDINGS OF THE BUSINESSES AS OF SEPTEMBER 30, 1999


                                                                                           NET INCOME
                                                     EQUITY HOLDING       EQUITY             (LOSS)
                                                         (%)          (DEM MILLION)      (DEM MILLION)
                                                    ---------------   ---------------   -----------------

        Magmalor GmbH
            Colditz/Germany                                 100.0               3.7              (1.3)
        dmc(2) Holding Co.
            Las Vegas, NV/USA *                             100.0              54.5              10.3
        dmc(2) France S.A.
            Limoges/France                                  100.0              20.2               2.0
        Cerdec Iberica S.A.,
            Castellon de la Plana/Spain                     100.0              14.4              (1.6)
        Cerdec Italia S.p.A.,
            Fiorano/Italy                                   100.0               7.1              (8.1)
        dmc(2) Ltda.,
            Americana/Brasil                                100.0               5.9              (4.7)
        dmc(2) S.A. de C.V.,
            Mexico City/Mexico                              100.0              13.2               1.6
        Cerpart S.R.L.
            Milan/Italy                                     100.0              24.0              (0.3)
        Colorificio Pardo S.p.A.,
            Corlo/Italy                                     100.0               2.8              (6.0)
        dmc(2) (UK) Ltd.,
            Stoke-on-Trent/Great Britain                    100.0               0.9               0.0
        dmc(2) Electronic Materials B.V.,
            Uden/Netherlands                                100.0               8.9               2.3
        Schilling's Graphics, Inc.
              Galion, Ohio/USA                              100.0               1.5               0.1
        dmc(2) Istanbul Seramic Boyalari Ticaret,
            Istanbul/Turkey                                  99.0               0.4              --
        Zibo Cerdec Ceramic Colours Co. Ltd.,
            Zibo City, Shandong/China                        60.0              15.7               1.9
        PT Cerdec Indonesia,
            Sidoarjo/Indonesia                               59.0               1.3               0.7
        Thai Ceramic Colors Co. Ltd.,
            Bangkok/Thailand                                 51.0               0.9               0.2
        dmc(2) Taiwan Ltd.,
             Taipei/Taiwan**                                 --                --                --
        dmc(2) Japan Ltd.,
            Tokyo/Japan**                                    --                --                --
        dmc(2) Degussa Metal Catalysts Cerdec
             Southern Africa Ltd.
             Midrand/South Africa **                         --                --                --
        dmc(2) Degussa Metal Catalysts Cerdec
             China Ltd.
             Hong Kong/China **                              --                --                --




                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP




        dmc(2) L.P.
             South Plainfield, NJ/USA **                     --                --                --
        Ordeg Co., Ltd,
             Seoul/South Korea**                             --                --                --
        Cerdec (Thailand) Co., Ltd.,
            Bangkok/Thailand                                49.0                6.4               1.3
        Smaltochimica S.R.L.
            Spezziano di Fiorano M./Italy                   40.0                2.4               2.5
        Chilches Materials, S.A.
            Alcora/Spain                                    20.0                9.4              --




* after consolidation of Cerdec Sales Corporation, Virgin Islands/USA, Cerdec Royalty Co., Las Vegas, NV/USA and dmc(2) Corporation, Washington,PA/USA

** constitutes businesses which have been carved out of dmc(2) and Degussa AG and thus, are not legal entities




















                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP



SHAREHOLDINGS OF THE BUSINESSES AS OF DECEMBER 31, 1999


                                                                                           NET INCOME
                                                    EQUITY HOLDING        EQUITY             (LOSS)
                                                         (%)           (DEM million)      (DEM million)
                                                    ---------------   ---------------   -----------------

        Magmalor GmbH
            Colditz/Germany                             100.0                   3.3              (3.8)
        dmc(2) Holding Co.
            Las Vegas, NV/USA *                         100.0                  57.9               0.7
        dmc(2) France S.A.
            Limoges/France                              100.0                  21.0               0.8
        Cerdec Iberica S.A., Castellon de la
            Plana/Spain                                 100.0                  15.4              (2.5)
        Cerdec Italia S.p.A.,
            Fiorano/Italy                               100.0                   3.9             (11.6)
        dmc(2) Ltda.,
            Americana/Brasil                            100.0                   5.8              (1.9)
        dmc(2) S.A. de C.V.,
            Mexico City/Mexico                          100.0                  13.5              (0.3)
        Cerpart S.R.L.
            Milan/Italy                                 100.0                  25.1             (18.9)
        Colorificio Pardo S.p.A.,
            Corlo/Italy                                 100.0                   3.4               0.9
        dmc(2) (UK) Ltd., Stoke-on-Trent/Great
            Britain                                     100.0                   1.0               0.1
        dmc(2) Electronic Materials B.V.,
            Uden/Netherlands                            100.0                   9.2               0.2
        dmc(2) Istanbul Seramic Boyalari
            Ticaret, Istanbul/Turkey                     99.0                   0.7               0.0
        Zibo Cerdec Ceramic Colours Co. Ltd.,
            Zibo City, Shandong/China                    60.0                  16.8               0.5
        PT Cerdec Indonesia
            Sidoarjo/Indonesia                           59.0                   1.9               0.2
        Thai Ceramic Colors Co. Ltd.,
            Bangkok/Thailand                             51.0                   1.1               0.1
        dmc(2) Taiwan Ltd.,
             Taipei/Taiwan**                               --                    --                --
        dmc(2) Japan Ltd.,
            Tokyo/Japan**                                  --                    --                --
        dmc(2) Degussa Metal Catalysts Cerdec
             Southern Africa Ltd.
             Midrand/South Africa **                       --                    --                --
        dmc(2) Degussa Metal Catalysts Cerdec
             China Ltd.
             Hong Kong/China **                            --                    --                --
        dmc(2) L.P.
             South Plainfield, NJ/USA **                   --                    --                --




                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP



        Ordeg Co., Ltd
                Seoul/South Korea**                        --                    --                --
        Cerdec (Thailand) Co., Ltd.,
               Bangkok/Thailand                          49.0                   7.7               0.6
        Smaltochimica S.R.L. Spezziano di
               Fiorano M./Italy                          40.0                   2.7               0.3
        Chilches Materials, S.A.
               Alcora/Spain                              20.0                   0.9                --
        Gardenia-Quimica S.A.
               Castellon/Spain                           20.0                   0.4               0.2


* after consolidation of Cerdec Sales Corporation, Virgin Islands/USA, Cerdec Royalty Co., Las Vegas, NV/USA, dmc(2) Corporation,
       Washington, PA/USA and Schilling's Graphics, Inc., Galion, Ohio/USA

** constitutes businesses which have been carved out of dmc(2) and Degussa AG and thus, are not legal entities


































                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP



SHAREHOLDINGS OF THE BUSINESSES AS OF DECEMBER 31, 2000


                                                                                            NET INCOME
                                                    EQUITY HOLDING        EQUITY              (LOSS)
                                                         (%)           (DEM million)       (DEM million)
                                                    --------------     -------------       -------------
        Magmalor GmbH
            Colditz/Germany                             100.0                   3.7              (0.3)
        Cerdec Ceramics GmbH,
            Oberursel, Germany                          100.0                   0.1               0.0
        Cerdec Iberica S.A., Castellon de la
            Plana/Spain***                              100.0                  15.5               2.2
        Cerdec Italia S.p.A.,
            Fiorano/Italy                               100.0                   9.3               0.7
        Cerpart S.R.L.
            Milan/Italy                                 100.0                  13.1              (0.4)
        Colorificio Pardo S.p.A.,
            Corlo/Italy                                 100.0                   4.8               1.3
        dmc(2) Electronic Materials B.V.,
            Uden/Netherlands                            100.0                  12.2               3.1
        dmc(2)Italia S.p.A.,
            Fiorano/Italy                               100.0                   2.8              (0.4)
        dmc(2)Seramic Boyalari Ticaret,
            Istanbul/Turkey                              99.0                   0.9               0.1
        Zibo Cerdec Ceramic Colours Co. Ltd.,
            Zibo City, Shandong/China                    60.0                  21.2               5.0
        PT Cerdec Indonesia
            Sidoarjo/Indonesia                           59.0                   2.7               1.5
        Thai Ceramic Colors Co. Ltd.,
            Bangkok/Thailand                             51.0                   0.7               0.3
        dmc(2) Holding Co.
            Las Vegas, NV/USA *, **                        --                    --                --
        dmc(2) S.A. de C.V.,
            Mexico City/Mexico**,*****                     --                    --                --
        dmc(2) France S.A.
            Limoges/France**                               --                    --                --
        dmc(2)Taiwan Ltd.,
            Taipei/Taiwan**                                --                    --                --
        dmc(2) (UK) Ltd.,
            Stoke-on-Trent/Great Britain**                 --                    --                --
        dmc(2) Japan Ltd.,
            Tokyo/Japan**                                  --                    --                --
        dmc(2) Degussa Metal Catalysts Cerdec
            Southern Africa Ltd.
            Midrand/South Africa **                        --                    --                --
        dmc(2) Degussa Metal Catalysts Cerdec
             China Ltd.
             Hong Kong/China **                            --                    --                --







                                                                     (Continued)

                   Notes to the Combined Financial Statements

                                   German GAAP



        dmc(2) L.P.
             South Plainfield, NJ/USA **                 --                    --                 --
        dmc(2) Ltda.,
             Americana/Brasil**, ****                    --                    --                 --
        Ordeg Co., Ltd, **
              Seoul/ South Korea                         --                    --                 --
        Cerdec (Thailand) Co., Ltd.,
              Bangkok/Thailand                          49.0                  9.6                2.6
        Smaltochimica S.R.L. Spezziano di
              Fiorano M./Italy                          40.0                  9.0                2.9
        Chilches Materials, S.A.
              Alcora/Spain                              20.0                  9.4               (0.1)
        Gardenia-Quimica S.A.
              Castellon/Spain                           36.0                  5.7                1.7


* after consolidation of Cerdec Sales Corporation, Virgin Islands/USA, Cerdec Royalty Co., Las Vegas, NV/USA, dmc(2) Corporation,
       Washington, PA/USA, Schilling's Graphics, Inc., Galion, Ohio/USA and Cerdec Ceramics Inc., Dallas/USA

** constitutes businesses which have been carved out of dmc(2) and Degussa AG and thus, are not legal entities

*** after consolidation of dmc(2)Degussa Metals Catalysts Cerdec Iberica S.A., Castellon, Spain

****   after consolidation of Cerdec Ceramics do Brasil Ltda., Americana/Brazil

***** after consolidation of Cerdec Ceramics Mexico S.A. de C.V., Puebla/Mexico and Demeca S.A. de C.V. San Juan Xalpa, Mexico





BOARD MANAGEMENT

                   Interim Condensed Combined Balance Sheet

                                   German GAAP

                               (in DEM thousands)

                                   (Unaudited)

                                                                     JUNE 30,
                                                                       2001
                                                                    ---------
                              ASSETS

Intangible assets                                                       6,190
Property, plant and equipment, net                                    329,755
Investments                                                            46,464
                                                                    ---------
            Non-current assets                                        382,409
                                                                    ---------
Inventories, net                                                      230,491
Trade accounts receivable, net                                        200,919
Accounts receivable from affiliated companies                         125,138
Other accounts receivable and other assets                             24,799
                                                                    ---------
            Accounts receivable and other assets                      350,856
                                                                    ---------
Cash and cash equivalents                                              20,294
                                                                    ---------
            Current assets                                            601,641
                                                                    ---------
Deferred charges                                                       30,769
                                                                    ---------
            Total assets                                            1,014,819
                                                                    =========
                 LIABILITIES AND SHAREHOLDER'S EQUITY

Investments in and advances from shareholder                          577,831
                                                                    ---------
            Shareholder's equity                                      577,831
                                                                    ---------
Provisions for pensions and similar obligations                        79,848
Other accrued liabilities                                              91,309
                                                                    ---------
            Accrued liabilities                                       171,157
                                                                    ---------
Liabilities to banks                                                   29,196
Trade accounts payable                                                111,992
Liabilities to affiliated companies                                    88,465
Other liabilities                                                      36,066
                                                                    ---------
            Liabilities                                               265,719
                                                                    ---------
Deferred income                                                           112
                                                                    ---------
            Total liabilities and shareholder's equity              1,014,819
                                                                    =========


The accompanying notes are an integral part of the interim condensed combined financial statements.


                                                                     (Continued)

             Interim Condensed Combined Statements of Operations

                                   German GAAP

                               (in DEM thousands)

                                   (Unaudited)


                                                     SIX MONTHS ENDED
                                                          JUNE 30,
                                                     2001           2000
                                                   --------       --------

Sales                                               540,401        536,433

Cost of sales                                      (392,245)      (375,023)
                                                   --------       --------
            Gross profit                            148,156        161,410

Selling expenses                                    (60,794)       (58,216)
General administrative expenses                     (64,482)       (41,447)
Research and development expenses                   (23,830)       (18,468)
Other operating income                               20,582          3,064
Other operating expenses                            (14,506)        (6,163)
                                                   --------       --------
            Net operating income                      5,126         40,180

Income from investments, net                          4,278          3,028

Interest expense, net                                (8,038)        (8,328)
                                                   --------       --------
            Income before income taxes                1,366         34,880


Income tax expense                                   (8,078)       (13,649)
                                                   --------       --------
            Net (loss) income                        (6,712)        21,231
                                                   ========       ========



The accompanying notes are an integral part of the interim condensed combined financial statements.



                                                                     (Continued)

        Interim Condensed Combined Statements of Shareholder's Equity

                                   German GAAP

                               (in DEM thousands)

                                   (Unaudited)


                                                                   INVESTMENTS
                                                                      IN AND
                                                                  ADVANCES FROM
                                                                   SHAREHOLDER
                                                                   ------------


Balance at December 31, 1999                                            223,170

Advances from shareholder, net                                              276

Net income                                                               21,231

Dividend payment                                                         (4,020)
                                                                       --------
Balance at June 30, 2000                                                240,657
                                                                       ========


Balance at December 31, 2000                                            361,270

Advances from shareholder, net                                          231,225

Net loss                                                                 (6,712)

Dividend payment                                                         (7,952)
                                                                       --------
Balance at June 30, 2001                                                577,831
                                                                       ========


The accompanying notes are an integral part of the interim condensed combined financial statements.


                                                                     (Continued)

               Interim Condensed Combined Statements of Cash Flows

                                   German GAAP

                               (in DEM thousands)

                                   (unaudited)



                                                                       SIX MONTHS ENDED JUNE 30,
                                                                          2001          2000
                                                                        -------       -------
Net income (loss)                                                        (6,712)       21,231
Adjustments to reconcile net income (loss) to cash
    provided by operating activities:
       Depreciation                                                      24,828        22,628
       Gain (loss) on disposal of property, plant and equipment            (140)           77
       Equity in earnings of associated companies                        (4,278)       (3,492)
       Gain on sale of interest in associated companies                    --               5

Changes in operating assets and liabilities:
    Inventories, net                                                      5,115        (1,613)
    Trade accounts receivable, net                                       (5,696)      (17,931)
    Accounts receivable from affiliated companies                       (31,260)      (16,346)
    Other accounts receivable and assets                                 (1,038)       (6,066)
    Deferred charges                                                     (1,796)         (752)
    Provisions for pensions and similar obligations                       6,010           979
    Other accrued liabilities                                            13,562         3,218
    Trade accounts payable                                              (14,288)       (7,239)
    Liabilities to affiliated companies                                   8,893        33,386
    Other liabilities                                                     3,620        (8,294)
    Deferred income                                                         (60)        3,621
                                                                        -------       -------

               Net cash (used in) provided by operating activities       (3,240)       23,412

Investing activities:
    Purchases of intangible assets                                       (1,772)       (1,464)
    Purchases of property, plant and equipment                          (54,906)      (35,095)
    Proceeds from disposal of property, plant and equipment               7,393         2,220
    Proceeds from disposal of  intangible assets                              9            22
    Proceeds from disposal of investments in associated companies          --            --
    Net change in loans to affiliated companies                            --          (1,010)
    Investments in associated companies                                    (247)           (9)
    Dividends received from equity and other investments                    938           531
                                                                        -------       -------
               Net cash used in investing activities                    (48,585)      (34,805)

               Interim Condensed Combined Statements of Cash Flows

                                   German GAAP

                               (in DEM thousands)

                                   (unaudited)



                                                                               SIX MONTHS ENDED JUNE 30,
                                                                                  2001           2000
                                                                                --------       --------
Financing activities:
    Proceeds from issuance of long-term debt                                         636             81
    Principal repayments of long-term debt                                       (11,637)       (21,156)
    Net decrease in short-term debt                                              (74,699)       (41,774)
    Net change in financial receivables and payables, affiliated companies       (52,140)         4,164
    Increase (decrease) in investments in and advances from shareholder          209,294         56,680
    Dividend payments                                                             (7,952)        (4,020)
                                                                                --------       --------
               Net cash provided by financing activities                          63,502         (6,025)

Effect of foreign exchange rate changes on cash and cash equivalents                 840            497
                                                                                --------       --------
Net increase (decrease) in cash and cash equivalents                              12,517        (16,921)

Cash and cash equivalents at beginning of period                                   7,777         21,944
                                                                                --------       --------
Cash and cash equivalents at end of period                                        20,294          5,023
                                                                                ========       ========

The accompanying notes are an integral part of the combined financial statements.

         Notes to the Combined Interim Financial Statements (Unaudited)

                                   German GAAP

                               (in DEM thousands)




  (1)   BASIS OF PREPARATION

        The accompanying combined financial statements were prepared in accordance with the provisions of the German Commercial Code ("Handelsgesetzbuch" - "HGB") and the German Stock Corporation Act ("Aktiengesetz" - "AktG"). These combined financial statements of the Businesses have been prepared in accordance with accounting principles generally accepted in Germany ("German GAAP") as if the Businesses had been established as a legal group during the periods presented.

  (2)   RECONCILIATION TO U.S. GAAP

        The interim combined financial statements are presented in accordance with German GAAP, which differs in certain significant respects from accounting principles generally accepted in the United States ("U.S. GAAP").

        The significant differences that affect net income (loss) and shareholder's equity of the Businesses are set forth below:

        RECONCILIATION OF NET INCOME (LOSS) TO U.S. GAAP:                                 SIX MONTHS ENDED JUNE 30,
                                                                                       --------------------------------
                                                                                            2001             2000
                                                                                       ---------------  ---------------

           NET INCOME (LOSS) AS REPORTED IN THE
           COMBINED STATEMENTS OF OPERATIONS
           UNDER GERMAN GAAP                                                                   (6,712)          21,231

            Purchase accounting of the Businesses (note a)                                     (9,009)          (9,008)
            Provisions and loss contingencies (note b)                                         (2,158)          (1,086)
            Inventory valuation (note c)                                                          155              158
            Foreign currency receivables and payables (note d)                                   (457)            (158)
            Allowance for doubtful accounts (note e)                                           (3,467)           2,223
            Valuation of fixed assets (note f)                                                  1,994                -
            Equity method accounting (note g)                                                    (558)          (1,010)
            Valuation of pension liability (note h)                                              (653)             (78)
            Purchase of minority interests in Cerdec
              AG (note i)                                                                      (1,672)          (1,674)
            Scope of combination (note j)                                                         406            2,948
            Deferred taxes (note k)                                                             8,830           (3,262)
            Other                                                                                (231)            (658)
                                                                                       ---------------  ---------------

                   NET INCOME (LOSS) IN
                   ACCORDANCE WITH U.S. GAAP                                                  (13,532)           9,626
                                                                                       ===============  ==============

                                                                     (Continued)

         Notes to the Combined Interim Financial Statements (Unaudited)

                                   German GAAP

                               (in DEM thousands)



                                                                                       JUNE 30, 2001    JUNE 30, 2000
        RECONCILIATION OF SHAREHOLDER'S EQUITY TO U.S. GAAP:                           ---------------  ---------------


            SHAREHOLDER'S EQUITY AS REPORTED                                                  577,831          240,657
            IN THE COMBINED BALANCE SHEETS
            UNDER GERMAN GAAP

            Purchase accounting of the Businesses (note a)                                    218,145          236,162
            Provisions and loss contingencies (note b)                                          7,276            6,488
            Inventory valuation (note c)                                                        2,739            1,450
            Foreign currency receivables and payables (note d)                                    601              280
            Allowance for doubtful accounts (note e)                                            1,122            4,845
            Valuation of fixed assets (note f)                                                  5,223            1,020
            Equity method accounting (note g)                                                 (15,735)          (1,562)
            Valuation of pension liability (note h)                                             8,831              (17)
            Purchase of minority interests in Cerdec AG (note i)                               42,377           45,722
            Scope of combination (note j)                                                      16,095           16,707
            Deferred taxes (note k)                                                           (24,835)         (26,952)
            Other                                                                               3,373            2,027
                                                                                       ---------------  ---------------

                 SHAREHOLDER'S EQUITY IN ACCORDANCE WITH U.S. GAAP                            843,043          526,827
                                                                                       ===============  ===============

        (a)   PURCHASE ACCOUNTING OF THE BUSINESSES

              E.ON AG (formerly Veba AG) acquired Degussa AG, including the related assets and liabilities of the Businesses, in two separate transactions. The initial 36.4% ownership interest was acquired in December 1997 with the remaining 63.6% interest acquired in February 1999. For German GAAP purposes, the recorded amounts of assets acquired and liabilities assumed, including the assets and liabilities comprising the Businesses, by E.ON AG remained at historical cost basis. For U.S. GAAP purposes, a new basis of accounting has been established for the assets and liabilities comprising the Businesses based upon the fair values of the respective assets acquired and liabilities assumed by E.ON AG at each acquisition date. The U.S. GAAP reconciliation reflects the new basis of the Businesses due to the acquisition.


       (b)    PROVISIONS AND LOSS CONTINGENCIES

              In accordance with German GAAP, the Businesses recognized provisions for expected costs to be incurred for certain restructurings and other anticipated future costs. Under U.S. GAAP, the recognition criteria for such provisions are more stringent and require that a number of prescribed conditions be satisfied before a liability can be recorded.



                                                                     (Continued)

         Notes to the Combined Interim Financial Statements (Unaudited)

                                   German GAAP

                               (in DEM thousands)


        (c)   INVENTORY VALUATION

              Under German GAAP, the Businesses capitalize overhead costs in accordance with German tax law, which excludes certain indirect and other costs. Under U.S. GAAP, manufacturing overhead costs include all indirect material, labour and overhead costs.

              Under German GAAP, raw materials inventory is valued at the lower of average purchase cost or market price, similar to U.S. GAAP. However, for German GAAP purposes, market price is the lower of replacement cost and net realizable value. Differences may arise where sales prices are contracted at period end.

        (d)   FOREIGN CURRENCY RECEIVABLES AND PAYABLES

              Under German GAAP, foreign currency denominated receivables (payables) are translated at the lower (higher) of the period end spot rate or contracted rate, respectively.

              Under U.S. GAAP, assets and liabilities denominated in a foreign currency are recorded at current exchange rates at period end with any resulting adjustment recognized in operating results.

        (e)   ALLOWANCE FOR DOUBTFUL ACCOUNTS

              In addition to specific reserves, the Businesses also maintain a general allowance as well as a country risk allowance for German GAAP purposes. For U.S. GAAP purposes, these allowances were reversed except for the amounts based upon the historical loss experience of the Businesses.

        (f)   VALUATION OF FIXED ASSETS

              Under German GAAP, capitalization of certain construction project costs is not required. Under U.S. GAAP, certain project costs are required to be capitalized. Further, capitalization of interest during the construction phase of the project is permitted but not required under German GAAP. Under U.S. GAAP, interest is capitalized during the construction period of major construction projects. Capitalized interest and other costs are added to the cost of the underlying assets and are depreciated over the useful life of the asset.

         (g)  EQUITY METHOD OF ACCOUNTING

              In accordance with German GAAP, investments in associated companies subject to significant influence (generally entities which are 20 - 50 % owned) are required to be accounted for under the equity method, or, if not material, can be recorded under the cost method (and, if applicable, the lower of cost or market value).

              Under U.S. GAAP, investments in associated companies are recorded using the equity method of accounting if an investment enables the investor to have significant influence over the operating and financial decisions of the investee. For both German GAAP and U.S. GAAP, the balance of each investment is increased or decreased, as appropriate, to account for the investor's proportionate share of the investee earnings.

              Under German GAAP, it is permissible to consolidate foreign associated companies on the basis of their local accounting principles, not restated for German GAAP. Foreign associated companies have been converted to U.S. GAAP for consolidation purposes in the U.S. GAAP reconciliation.



                                                                     (Continued)

         Notes to the Combined Interim Financial Statements (Unaudited)

                                   German GAAP

                               (in DEM thousands)


              For German GAAP, in cases where the associated company's financial year end differs from the investor's year end, the associated company's previous financial information is utilized for consolidation. For U.S. GAAP, the year end of the associated company's financial information must be within 90 days of the investor's financial year end.

        (h)   VALUATION OF PENSION LIABILITY

              For German GAAP, certain increases in pension and other similar obligations are recognised immediately in earnings. Under U.S. GAAP, changes in pension and similar obligations (including those resulting from plan amendments) as well as changes in value of plan assets are not recognised as they occur but are recognised systematically and gradually over subsequent periods. Following the Formation of dmc(2) as a legal entity in 2000, certain pension plans were amended to increase benefits as well as expand the number of participants.

        (i)   PURCHASE OF MINORITY INTEREST IN CERDEC AG

              In March 1999, Degussa AG purchased the remaining minority interest of 30% in Cerdec AG from Ciba Geigy. In accordance with German GAAP, the excess of the acquisition cost of the minority interest acquired over the fair value of the net assets acquired is offset against shareholder's equity. Under U.S. GAAP, goodwill is capitalized and depreciated over its useful life. The Businesses' policy is to depreciate the goodwill over 15 years.

        (j)   SCOPE OF COMBINATION

              The Businesses do not combine a number of investments in domestic and foreign companies in its combined financial statements under German GAAP. For U.S. GAAP, the number of companies consolidated in the combined financial statements has been increased. The remaining companies not included in the scope of the consolidation for U.S. GAAP purposes are not material to the combined shareholder's equity, financial position and net operating results.

         (k)  DEFERRED TAXES

              Under German GAAP, deferred tax assets and liabilities are generally recognized for temporary differences between book carrying values and tax bases of assets and liabilities, with the exception of deferred tax assets relating to net operating loss carry forwards which are recognized to the extent of offsetting deferred tax liabilities. Deferred tax assets are recognized to the extent they are expected to be realized.

              Under U.S. GAAP, deferred tax assets and liabilities for temporary differences using enacted tax rates in effect at period-end are recognized in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, net operating loss carryforwards that are available to reduce future taxes are recognized as deferred tax assets. Such amounts are reduced by a valuation allowance to the extent that it is more likely than not that the deferred tax assets will not be realized.


                                                                     (Continued)

                       CONSENT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of Ferro Corporation:

We consent to incorporation by reference in the Registration Statements (File Nos. 2-61407, 33-28520, and 33-45582) on Form S-8 and in the Registration Statements (File Nos. 33-51284 and 33-63855) on Form S-3 of Ferro Corporation of our report dated November 21, 2001 with respect to the combined balance sheets of the electronic materials, performance pigments and colours, glass systems and Cerdec ceramics businesses of dmc(2) Degussa Metals Catalysts Cerdec Aktiengesellschaft and subsidiaries as of December 31, 2000 and 1999, and September 30, 1999 and the related combined statements of operations, shareholder's equity, and cash flows for the year ended December 31, 2000, the three months ended December 31, 1999, and the year ended September 30, 1999 which report appears in the Form 8-K/A of Ferro Corporation, dated November 21, 2001.


KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftspruefungsgesellschaft


Frankfurt, Germany
November 21, 2001



                                                                     (Continued)

(b)  Pro Forma Financial Information

     (1) Pro Forma Condensed Combined Statements of Income for the year ended December 31, 2000, and for the nine months ended September 30, 2001


     The following unaudited pro forma condensed combined statements of income have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). These financial statements reflect Ferro Corporation's acquisition of the Businesses and combine for the periods indicated, the historical consolidated financial statements of Ferro Corporation and the Businesses, using the purchase method of accounting.

     The unaudited pro forma condensed combined statements of income reflect adjustments as if the acquisition had occurred on January 1, 2000. These unaudited pro forma condensed combined statements of income should be read in conjunction with the historical financial statements and related notes of Ferro and the Businesses contained here or previously filed. The pro forma unaudited condensed combined statements of income include preliminary estimates with respect to the allocation of the purchase price and other assumptions which management believes are reasonable. The pro forma results are not necessarily indicative of the results which would have occurred if the business combination had been in effect on the dates indicated, or which may result in the future, and do not include any cost savings or other effects of the planned integration of Ferro and the Businesses.


                                                                     (Continued)

                                Ferro Corporation
           Unaudited Pro Forma Condensed Combined Statement of Income
                       For the Year Ended December 31,2000
                  (Dollars in Thousands, except per share data)

                                     Ferro            dmc(2)        Pro Forma             Pro Forma
                                   Historical       Historical      Adjustments            Combined
                                   ----------       ----------      -----------            --------
Net sales                         1,447,284          545,592                              1,992,876
Cost of sales                     1,053,220          395,223            3,000(a,b)        1,451,443

Selling, general and
administrative expenses             254,595          132,555           (8,500)(c)           378,650

Other Charges (Credits)
Interest expense                     24,925            9,403           36,646(d,e)           70,974
Foreign currency
 transactions                        (2,422)                                                 (2,422)
Other                                   351           (2,021)                                (1,670)
                                     ------            -----          -------                ------

Income (loss) before
  income taxes                      116,615           10,432          (31,146)               95,901
Income tax (expense) benefit        (43,476)          (4,756)          14,400(f)            (33,832)
                                     ------            -----          -------                ------
Net income                           73,139            5,676          (16,746)               62,069

Dividend on preferred
  stock, net of tax                   3,460                                                   3,460
                                     ------                                                  ------

Net income (loss) available
 to common shareholders              69,679            5,676          (16,746)                58,609
                                     ======            =====          =======                 ======
Weighted average number
of common shares out-
standing (in thousands)              34,561                                                  34,561

Net income per common
share                            $     2.02                                             $      1.70

Weighted average number
of common shares out-
standing (in millions) -
assuming dilution                    37,664                                                  37,664

Net income per common
share - assuming dilution        $     1.92                                             $      1.63


                                                                     (Continued)

                                Ferro Corporation
                Unaudited Pro Forma Combined Statement of Income

                  For the Nine Months Ended September 30, 2001
                  (Dollars in Thousands, except per share data)

                                    Ferro             dmc(2)          Pro Forma           Pro Forma
                                  Historical        Historical      Adjustments           Combined
                                  ----------        ----------      -----------           --------
Net sales                         1,091,193          324,882                              1,416,075
Cost of sales                       822,773          233,843              600(a)          1,057,216

Selling, general and
 administrative expenses            206,502           93,896           (6,375)(c)           294,023

Other Charges (Credits)
Interest expense                     24,016            5,111           20,478(d,e)           49,605
Foreign currency
 transactions                       (17,477)            (204)                               (17,681)
Other                                 2,998              671                                  3,669
                                     ------           ------           ------                ------
Income (loss) before
 income taxes                        52,381           (8,435)         (14,703)               29,243
Income tax (expense) benefit        (19,151)             427            8,904(f)             (9,820)
                                     ------           ------           ------                ------
Net income                           33,230           (8,008)          (5,799)               19,423

Dividend on preferred
  stock, net of tax                   2,333                                                   2,333
                                      -----                                                   -----
Net income (loss) available
 to common shareholders              30,897           (8,008)          (5,799)               17,090
                                     ======           ======           ======                ======
Weighted average number
of common shares out-
standing (in thousands)              34,217                                                  34,217

Net income per common
share                              $   0.90                                                $   0.50

Weighted average number
of common shares out-
standing (in millions) -
assuming dilution                    37,081                                                  37,081

Net income per common
share - assuming dilution          $   0.88                                                $   0.50



                                                                     (Continued)

                     Ferro Corporation and the Businesses
     Notes to Unaudited Pro Forma Condensed Combined Statements of Income
                            (Dollars in Thousands)


     Note 1 - Basis of Presentation
     ------------------------------

     The Pro Forma Condensed Combined Statements of Income for the year ended December 31, 2000 and nine months ended September 30, 2001 have been prepared assuming the acquisition had occurred on January 1, 2000. The transaction is more fully described in Item 2 and Exhibit 2 to the Company's Current Report on Form 8-K previously filed September 21, 2001.

     The historical statements of the Businesses contained in Item 7(a) to this Current Report on Form 8-K/A are denominated in German Marks and have been prepared in accordance with German GAAP. As explained in the accompanying notes to the historical financial statements of the Businesses, German GAAP varies in certain significant respects from U. S. GAAP. The amounts shown for the Businesses in the Pro Forma Condensed Combined Statements of Income have been derived from the following statements of the Businesses (as adjusted to give effect to these German GAAP to U.S. GAAP differences): income statement for the year ended December 31, 2000 and the unaudited income statement for eight months ended August 31, 2001. The income statement of the Businesses for the one month ended September 30, 2001 is included in the Ferro Historical period for the nine months ended September 30, 2001. In addition, the amounts are presented in U.S. Dollars using average exchange rates of .4722 U.S. Dollars per German Mark for the year ended December 31, 2000, and .4540 U.S. Dollars per German Mark for the eight months ended August 31, 2001.

     Note 2 - Pro Forma Adjustments
     ------------------------------

     a. Adjustments result from an increase in the depreciation expense related to the estimated fair value adjustment of $8.0 million for the properties, plants and equipment acquired using the straight line method over an estimated average remaining useful life of ten years. The estimated fair value adjustment reflects preliminary estimates with respect to the allocation of the purchase price and other assumptions which management believes are reasonable.

     b. Adjustment resulting from a $2.2 million increase to recognize the fair value of inventory at acquisition.

     c. Eliminate amortization of goodwill in historical statements of the Businesses under provisions of Financial Accounting Standards Board Statement No. 142 "Goodwill and Other Intangible Assets".

     d. Eliminate the interest expense related to debt not assumed in the acquisition.

     e. Recognize additional interest expense on acquisition debt at variable interest rates. The weighted average variable interest rates used on the acquisition debt was 8.53% and 6.34% for the year-ended December 31, 2000, and nine-month period ended September 30, 2001, respectively.

     f. Recognize income tax effects on above adjustments at the effective tax rate of the Company in the case of item e and at the effective tax rate of the Businesses in the case of items a, b and d. Item c is not taxable for income tax purposes.


                                                                     (Continued)

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




(c)  Exhibits.

2.0 OMG-Ferro Purchase Agreement between the Company and OM Group, Inc. dated as of August 31, 2001. (Reference is made to Exhibit 2.0 to the Company's Current Report on Form 8-K for the event dated September 7, 2001, which
     Exhibit is incorporated herein by reference).

     The Company agrees that it shall, upon request, furnish to the Securities and Exchange Commission a copy of any exhibit or annex to the OMG-Ferro Purchase Agreement that is not filed with Exhibit 2.0.

2.1 Heads of Agreement between the Company and OM Group, Inc. dated as of April 23, 2001. (Reference is made to Exhibit 10(b) to the Company's quarterly report on From 10-Q for the quarter ended June 30, 2001, which Exhibit is incorporated herein by reference.)

     The Company agrees that it shall, upon request, furnish to the Securities and Exchange Commission a copy of any exhibit to the Heads of Agreement that is not filed with Exhibit 2.1.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  FERRO CORPORATION

Date:    11/21/01                                 /s/  Bret W. Wise
                                                  -------------------------
                                                  By: Bret W. Wise
                                                  Senior Vice President and
                                                  Chief Financial Officer


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